UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WeTrade Group Inc.

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

____________________________________________

(Primary Standard Industrial Classification Code Number)

______________________________

(I.R.S. Employer Identification Number)

No 1 Gaobei South Coast, Yi An Men 111 Block 37,

Chao Yang District, Beijing City, People Republic of China +8610-85788631.

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Wyoming Registered Agent 1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

March 6, 2020

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

SEC 870 (05-19)	Persons who are to respond to the collection1of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	330,337	$3.00	$991,011.00	$128.63

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from the sale of the common stock covered by this prospectus. The selling shareholders will receive $3.00 per share or an aggregate of $991,011.00 if all of the shares are sold.

Our common stock is not traded on any public market, although we intend to apply to have the prices of our common stock quoted on the OTCQB maintained by OTC Markets Group, Inc. (“OTCMarkets”), when the registration statement of which this Prospectus is a part is declared effective. There can be no assurance that a market marker will agree to file the necessary documents with FINRA to enable us to participate on the OTCMarkets for quoting on the OTCQB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCQB or other OTCMarkets tier will be approved. As of the date of this Prospectus, we have not made any arrangement with any market maker to quote our shares. Please refer to the discussion under “Risk Factors” regarding the highly illiquid nature of investment in our shares.

We are a small company and currently have minimal business operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for us, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Shares of our Common Stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our Common Stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company”; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-”shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE INSERT NUMBER.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

i

ii

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our”, “WeTrade Group Inc.”, “WeTrade”, and “the Company” are to WeTrade Group Inc.. We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

WeTrade Group Inc. was incorporated in the State of Wyoming on March 28, 2019.

WeTrade Group Inc. currently is developing a business plan to create an online membership-based e-commerce platform business in China that will provide a unique and aggregate information on hotels, flights, travelling packages and other travelling products that enable customers to make informed and cost-effective hotel, flight and other travelling packages bookings. In addition, the company intends to incorporate into its business plan advanced technologies including big data and artificial intelligence to optimize user experience and incentivize members to promote platform as well as share products with their social contacts.

WeTrade Group Inc. has one wholly owned subsidiary UTour Pte. Ltd. Utour Pte. Ltd was incorporated on March 23, 2018 in Singapore. UTour Pte. Ltd. was acquired from our CEO, Mr. Dai Zheng on July 13, 2019 for nominal consideration. At present UTour Pte. Ltd. does not conduct any business but may be in a geographic position facilitate business in China in the future.

We are a small early stage company. To date, the Company’s activities have been limited to the formation and the raising of equity capital. Our only assets since inception March 28, 2019 are our cash and cash equivalents at December 31, 2019, consisting of approximately $6,591,128 in cash.

Our business and corporate address in the United States is 1621 Central Ave, Cheyenne, WY 82001 Our telephone number is +852-67966335 and our registered agent for service of process is Wyoming Registered Agent, 1621 Central Ave, Cheyenne, WY 82001. Our fiscal year end is December 31. Our Chinese business and corporate address is No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City, People Republic of China, Tel. +8610-85788631. The Chinese address is where our management is located,

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investments in our securities are not liquid.

1

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.

The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2.

The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4.	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which require shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Shell Company Status

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed a statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

2

The Offering

Following is a brief summary of this Offering. Please see the PLAN OF DISTRIBUTION and TERMS OF THE OFFERING sections for a more detailed description of the terms of the Offering.

Common Stock being Offered by Selling Security Holders	330,337 shares of common stock.

Common stock outstanding before the offering	101,740,666

Common stock outstanding after the offering	101,740,666 common shares as of March 6, 2020.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 (i) under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this Offering. If all the shares in this Offering are sold, our executive officers, their affiliates and directors will own 99% of our common stock. One person, our CEO, Mr. Dai Zheng, controls more than 87% of the Company shares through his wholly controlled company, AiShang You Limited.

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this Prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment .

Risks Relating to Our Business and Our Financial Condition:

Our independent auditors have issued an audit opinion for the Company which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

Our chief executive officer, chief financial officer and principal accounting officer, and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies. Accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Our officers and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill obligations, our ability to continue as a public company would be in jeopardy, in which event you could lose your entire investment in our Company.

4

We are dependent on outside financing for continuation of our operations.

Because we have not generated revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $100,000 to commence operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

We have reported no revenue, from vacation services, and there can be no assurance that we will ever generate significant revenue or net income.

We were incorporated on March 28, 2019, and have limited revenue and minimal assets. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, March 28, 2019 (date of inception) to December 31, 2019, we had a net loss and accumulated deficit of $417,407. the scaling-up of operations and the competitive environment in which we are operating. From December 31, 2019, no assurance can be given that we will ever generate significant revenue or have net income. Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:

•	Completion of this offering,

•	Developing our operations,

•	Creating market awareness through word of mouth, advertising in newspapers and online advertising.

5

We may not be able to purchase and/or license assets that are critical to our business.

We intend to develop specialized vacations packages. The development of these packages is critical to accomplishing our business plan. We cannot assure that we will be successful in developing appropriate packages, or that if we are able to do so, we will be able to do so at a reasonable cost. Our failure to develop packages at a reasonable cost would have a material adverse effect on our business, results of operations and financial condition.

We intend to enter into agreements with companies that will provide various options of our packages, including airline companies, resorts, hotels, providers of ground transpiration and individuals who will provide wellness programs to those who purchase a package. If we do not maintain good working relationships with these companies and individuals, or if they do not perform as required under these agreements, it could adversely affect our business.

The agreements may establish complex relationships between these companies and us. We intend to spend a significant amount of time, effort and cost to maintain our relationships with these companies and address the issues that from time to time may arise from these complex relationships. These companies could decide not to renew their agreements at the end of their respective terms. Additionally, if we do not perform as required under these agreements or if we breach these agreements, these companies or individuals could seek to terminate their agreements prior to the end of their respective terms or seek damages from us. Loss of these agreements would adversely affect our ability to continue to operate our network, as well as our ability to fully implement our business plan.

We rely on third parties for key aspects of the process of providing services to our customers, and any failure or interruption in the services provided by these third parties could harm our ability to operate our business and damage our reputation.

We rely on third-party vendors, including website providers and information technology vendors to insure that our vacation packages will be accessible to potential customers. Any disruption in access to the websites developed and hosted by these third-party providers, or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business, the nature and extent of which we cannot predict. We exercise little or no control over all of these third-party vendors, which increases our vulnerability to problems with the services they provide.

In addition, we license technology and related databases from third parties to facilitate aspects of our website and connectivity operations. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could materially and negatively impact our relationship with our customers and adversely affect our brand and our business. It is possible that such errors, failures, interruptions or delays could even expose us to liabilities to our customers or other third parties.

6

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business involves the collection, storage, processing and transmission of our users’ personal data and other sensitive data. An increasing number of organizations, including large online and off-line merchants and businesses, other large Internet companies, financial institutions and government institutions, have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform, but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although we intend to develop, contract or purchase systems and processes that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches, and third parties may be able to access our users’ personal information and limited payment card data that are accessible through those systems. Employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident. Although we have policies restricting the access to the personal information we store, our employees have been accused in the past of violating these policies and we may be subject to these types of accusations in the future.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, resulting in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure and adversely affect our business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which we share or disclose data (could have similar effects. Further, any cyberattacks, or security and privacy breaches directed at our competitors could reduce confidence in the industry as a whole and, as a result, reduce confidence in us.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot be certain that insurance coverage (we are currently self insured) will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage or reserves could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

7

Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business.

We may receive, transmit and store personally identifiable information and other data relating to the users on our platform. Numerous local, municipal, state, federal and international laws and regulations address privacy, data protection and the collection, storing, sharing, use, disclosure and protection of certain types of data, including the California Online Privacy Protection Act, the Personal Information Protection and Electronic Documents Act, the Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, Canada’s Anti-Spam Law (CASL), the Telephone Consumer Protection Act of 1991, the U.S. Federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, Section 5(c) of the Federal Trade Commission Act, and, effective as of January 1, 2020 the California Consumer Privacy Act, or CCPA. These laws, rules and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. For example, California recently enacted legislation, the CCPA, which will, among other things, require new disclosures to California consumers and afford such consumers new abilities to opt-out of certain sales of personal information when it goes into effect on January 1, 2020. The CCPA provides for fines of up to $7,500 per violation. It presently is unclear how this legislation will be modified or how it will be interpreted. The effects of this legislation potentially are far-reaching, however, and may require us to modify our data processing practices and policies and incur substantial compliance-related costs and expenses. The CCPA and other changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost of providing our offerings, require significant changes to our operations or even prevent us from providing certain offerings in jurisdictions in which we currently operate and in which we may operate in the future.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. We could be subject to proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, financial condition and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations.

As we expand our platform offerings, we may become subject to additional laws and regulations, and any actual or perceived failure by us to comply with such laws and regulations or manage the increased costs associated with such laws and regulations could adversely affect our business, financial condition and results of operations.

As we continue to expand our platform offerings and user base, we may become subject to additional laws and regulations, which may differ or conflict from one jurisdiction to another. Many of these laws and regulations were adopted prior to the advent of our industry and related technologies and, as a result, do not contemplate or address the unique issues faced by our industry

Despite our efforts to comply with applicable laws, regulations and other obligations relating to our platform offerings, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of such laws, regulations or obligations. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to our platform offerings, could harm our reputation and brand or result in fines or proceedings by governmental agencies or private claims and litigation, any of which could adversely affect our business, financial condition and results of operations.

8

Key employees are essential to expanding our business.

Dai Zheng, Li Zhou and Che Kean Tat are essential to our ability to continue to grow and expand our business. They have established relationships within the industry in which we operate. If they were to leave us, our growth strategy might be hindered, which could materially affect our business and limit our ability to increase revenue.

Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

Our business plan anticipates that the estimated $16,000 cost of the registration statement of which this Prospectus is a part may be paid from loans by our officers and not from this offering. We do not have a formal agreement or commitment with our officers concerning this.

We may need additional cash to fund our operations. Our capital needs will depend on numerous factors, including market conditions and our profitability. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds if and when needed by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our common stock. If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

There is no assurance that we will be able to obtain additional funding if it is needed, or that such funding, if available, will be obtainable on terms and conditions favorable to or affordable by us. If we cannot obtain needed funds, we may be forced to curtail our activities.

Some of our competitors have significantly greater financial and marketing resources than do we and, therefore, vendors may not negotiate a similar or lower price to our Company than to other competitors with significantly greater assets and a larger budget for advertising .

Barrier to entry in the industry is extremely low, and there are many competitors. We intend to establish the Company as a supplier of wellness vacation experiences.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful. Also, most competitors are non-public companies, and because we are a small company with the added expense of being a reporting company, we are at a serious disadvantage, as margins are low.

9

Our marketing efforts to help grow our business may not be effective.

Promoting awareness of our offerings is important to our ability to grow our business and to attract new users can be costly. We believe that much of the growth in our user base and the number of users on our platform will be attributable to paid marketing initiatives. Our marketing initiatives may become increasingly expensive and generating a meaningful return on those initiatives may be difficult. Even if we successfully increase revenue as a result of our paid marketing efforts, it may not offset the additional marketing expenses we incur.

If our marketing efforts are not successful in promoting awareness of our offerings or attracting new users and partners, or if we are not able to cost-effectively manage our marketing expenses, our results of operations could be adversely affected. If our marketing efforts are successful in increasing awareness of our offerings, this could also lead to increased public scrutiny of our business and increase the likelihood of third parties bringing legal proceedings against us. Any of the foregoing risks could harm our business, financial condition and results of operations.

Any failure to offer high-quality user support may harm our relationships with users and could adversely affect our reputation, brand, business, financial condition and results of operations.

Our ability to attract and retain qualified users is dependent in part on the ease and reliability of our offerings, including our ability to provide high-quality support. Users on our platform depend on our support organization to resolve any issues relating to our offerings, such as being overcharged for travel, issues with a refund or reporting a problem. Our ability to provide effective and timely support is largely dependent on our ability to attract and retain service providers who are qualified to support users and sufficiently knowledgeable regarding our offerings.

Failure to deal effectively with fraud could harm our business.

There is the possibility of losses from various types of fraud, including use of stolen or fraudulent credit card data, claims of unauthorized payments by a user, attempted payments by users with insufficient funds and fraud committed by users in concert with third parties. Criminals use increasingly sophisticated methods to engage in illegal activities involving personal information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, we may be liable for purchases facilitated on our platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction. Despite measures we have taken to detect and reduce the occurrence of fraudulent or other malicious activity on our platform, we cannot guarantee that any of our measures will be effective or will scale efficiently with our business. Our failure to adequately detect or prevent fraudulent transactions could harm our reputation or brand, result in litigation or regulatory action and lead to expenses that could adversely affect our business, financial condition and results of operations.

Our controlling stockholders have significant influence over the Company.

As of December 31, 2019, the Company’s three officers and directors owned 99% of the outstanding common stock. As a result, they possess significant influence over our affairs. Their stock ownership and control of the Board of Directors may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which, in turn, could materially and adversely affect the market price of our common stock. Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as they retain a controlling interest.

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Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer’s internal controls over financial reporting. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate. In addition, if we fail to maintain the adequacy of our internal accounting controls, as applicable standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and, also, cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

As a “smaller reporting company” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. As a “smaller reporting company” we are not required to:

•	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act

•

present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports

•	Make risk factor disclosure in our annual reports of Form 10-K

•	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q

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The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Having only three executive officers and directors limits our ability to establish effective independent corporate governance procedures.

We have only two executive officers, who are also our only directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Unless and until we have a larger board of directors that would include one or more independent members, and members with specific financial and audit experience, there will be limited oversight of board and officer decisions and activities, and little ability for our shareholders to challenge or reverse those activities and decisions, even if they are not in your best interests.

A prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The current global market and economic conditions are unprecedented, volatile and challenging, with the threat of recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels. We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions. If our operations are so affected, we may not be profitable and you could lose your investment in our shares.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business can involve the collection, storage, processing and transmission of our users’ personal data and other sensitive data. An increasing number of organizations, including large online and off-line merchants and businesses, other large Internet companies, financial institutions and government institutions, have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. Because techniques used to obtain unauthorized access or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks.

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Although we will have systems and processes in place that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches, and third parties may be able to access our users’ personal information and limited payment card data that are accessible through those systems. Employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident. Although we have policies restricting the access to the personal information we store, our employees have been accused in the past of violating these policies and we may be subject to these types of accusations in the future.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, result in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure.. Any breach of privacy or security impacting any entities with which we share or disclose data (including, for example, our third-party technology providers) could have similar effects. Further, any cyberattacks or security and privacy breaches directed at our competitors could reduce confidence in the online travel industry as a whole and, as a result, reduce confidence in us.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot be certain that any insurance coverage we may obtain will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business.

We receive, transmit and store a large volume of personally identifiable information and other data relating to the users on our platform. Numerous local, municipal, state, federal and international laws and regulations address privacy, data protection and the collection, storing, sharing, use, disclosure and protection of certain types of data, including the California Online Privacy Protection Act, the Personal Information Protection and Electronic Documents Act, the Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, Canada’s Anti-Spam Law (CASL), the Telephone Consumer Protection Act of 1991, the U.S. Federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, Section 5(c) of the Federal Trade Commission Act, and, effective as of January 1, 2020 the California Consumer Privacy Act, or CCPA. These laws, rules and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. For example, California recently enacted legislation, the CCPA, which will, among other things, require new disclosures to California consumers and afford such consumers new abilities to opt-out of certain sales of personal information when it goes into effect on January 1, 2020. The CCPA provides for fines of up to $7,500 per violation. It presently is unclear how this legislation will be modified or how it will be interpreted. The effects of this legislation potentially are far-reaching, however, and may require us to modify our data processing practices and policies and incur substantial compliance-related costs and expenses. The CCPA and other changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost of providing our offerings, require significant changes to our operations or even prevent us from providing certain offerings in jurisdictions in which we currently operate and in which we may operate in the future.

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Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access to, or use or release of personally identifiable information or other user data, or the perception that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing users from using our platform or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, financial condition and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations.

As we expand our platform offerings, we may become subject to additional laws and regulations, and any actual or perceived failure by us to comply with such laws and regulations or manage the increased costs associated with such laws and regulations could adversely affect our business, financial condition and results of operations.

As we continue to expand our platform offerings and user base, we may become subject to additional laws and regulations, which may differ or conflict from one jurisdiction to another. Many of these laws and regulations were adopted prior to the advent of our industry and related technologies and, as a result, do not contemplate or address the unique issues faced by our industry.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to our platform offerings, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to our platform offerings, could harm our reputation and brand, discourage new and existing users from using our platform, lead to refunds or result in fines or proceedings by governmental agencies or private claims and litigation, any of which could adversely affect our business, financial condition and results of operations.

We may not maintain sufficient insurance coverage for the risks associated with our business operations

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We currently do not carry business interruption insurance and may not do so in the future. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

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We do not have “key man” life insurance policies for any of our key personnel. If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

We do not currently have general liability insurance and may not have general liability insurance in the near future until our financial situation improves.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

Risks Associated With Our Common Stock And This Offering

If we do not file a registration statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this Offering, as required under Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), we will file periodic reports with the SEC through December 31, 2019, including a Form 10-K for the year ended December 31, 2019, assuming the registration statement of which this Prospectus is a part is declared effective before that date. At or prior to December 31, 2019, we intend to voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will, also, subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) of the Exchange Act or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on December 31, 2019. If we do not file a registration statement on Form 8-A at or prior to December 31, 2019, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

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Because there is no public trading market for our common stock, you may not be able to resell your stock and, as a result, your investment is illiquid.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sales. As a result, your investment is illiquid.

The Articles of Incorporation authorize unlimited common stock to be issued by the Board of Directors

This means that an increase in the number of shares is almost certainly a possibility and should be assumed by any original or subsequent shareholder.

The Articles of Incorporation authorize the Board of Directors to institute a forward or reverse share split

This means that the number of shares may increase or decrease by several factors and may result in dilution of share of value.

An active trading market may not develop in the future.

An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of our common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may, also, reduce the market value and increase the volatility of your shares of our common stock. An inactive market may also impair our ability to raise capital by selling shares of our common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities (commonly referred to as a penny stock) to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements will make it more difficult for broker-dealers to recommend that their customers buy our common stock when traded, which may have the effect of reducing the level of trading activity and liquidity of our common stock in the future. Further, many brokers charge higher fees for these speculative low-priced securities transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

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The Board of Directors have reserved extraordinary powers over the shares and the Company.

The Board of Directors of the Company have extraordinary powers. They can issue shares at any time, without a shareholder meeting or shareholder consent. This may result in share dilution and loss of control to the detriment of existing shareholders. The company may at anytime, increase the number of shares, split their shares, forward or reverse, as well as change their name without a shareholders meeting consistent with the provisions of the Wyoming Business Corporations Act. This may result in share dilution and loss of control to the detriment of existing shareholders. The company may amend the articles of incorporation at any time, by the way of board resolution, without a shareholders meeting consistent with the provisions of the Wyoming Business Corporations Act. This may result in share dilution and loss of control to the detriment of existing shareholders.

Our common stock is considered “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and, therefore, may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. These rules may also increase the difficult of depositing shares with brokers or result in higher fees to do so. In addition, since we will attempt to have our shares of common stock quoted on the OTCQB following this Offering, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

Market for penny stock has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

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Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price. Therefore it is possible that shareholders may lose all or part of their investment.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated a securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management’s attention and resources.

Certain provisions of Wyoming law provides for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Wyoming law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. The indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue. The legal process relating to the matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

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We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We are selling the shares offered in this Prospectus without an underwriter, and may not be able to sell all of the shares.

The shares of common stock are being offered on our behalf by our reselling shareholders on a self-underwritten efforts basis. No broker-dealer has been retained as an underwriter, and no broker-dealer is under any obligation to purchase any shares. There are no firm commitments to purchase any of the shares in this Offering. Consequently, there is no guarantee that we, through our officers and directors, are capable of selling all of the shares offered in this Prospectus.

Since there is no minimum for this Offering; if only a few persons purchase shares, they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its Offering; if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early share purchasers would be lost immediately.

If the registration statement of which this Prospectus is a part is declared effective, we will be subject to reporting requirements and we conceivably may not have sufficient capital to maintain this reporting status with the SEC.

If the registration statement of which this Prospectus is a part is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will should be sufficient to meet our reporting obligations. But if we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our business. In that event, any investment in the Company could be lost in its entirety.

You may not revoke your subscription agreement once it is accepted by the Company, or receive a refund of any funds advanced in connection with your accepted subscription agreement, and, as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke that subscription agreement or request a refund of any monies paid in connection with that subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this Offering as soon as the funds have been received, and will retain broad discretion in the allocation of the net proceeds of this Offering. The precise amounts and timing of the Company’s use of the proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives. Accordingly, the Company’s business may fail, and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

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Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt. We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital, we may do so by selling additional shares of common stock, thereby diluting the shares and ownership interests of existing shareholders.

Our shares may not become eligible to be traded electronically, which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB or other OTC markets tier, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not be easily traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions – such as all companies on the OTCQB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

State securities (Blue Sky) laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

There is no public market for our shares, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in the shares sold in this Offering will not be possible in any state in the U.S. unless and until our shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying the shares for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the shares in any particular state, the shares could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our shares, the market for our shares could be adversely affected.

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If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which the registration statement of which this Prospectus is a part, becomes effective, our reporting obligations under Section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under that registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of May 30 of any year.

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Risks Related to Doing Business in China

As the Company will be targeting the Chinese domestic market as its primary source of revenue; the following risk factors may apply:

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business.

We will conduct substantially all of our business operations and sales activities in China and Hong Kong. Accordingly, our business, financial condition, results of operations and prospects depend to a significant degree on economic developments in China. China’s economy differs from the economies of most other countries in many respects, including with respect to the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. While the PRC economy has experienced significant growth in the past 30 years, this growth has remained uneven across different periods, regions and among various economic sectors. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Future changes in laws, regulations or enforcement policies in China could adversely affect our business.

We are subject to Chinese laws and regulations relating to data protection, business permits, banking, and money transfer among others. Laws, regulations or enforcement policies in China, including those relating to the travel industry, are evolving and subject to frequent changes. Further, regulatory agencies in China may periodically, and sometimes abruptly, change their enforcement practices. Therefore, prior enforcement activity, or lack of enforcement activity, is not necessarily predictive of future actions. Any enforcement actions against us could have a material and adverse effect on us. In addition, any litigation or governmental investigation or enforcement proceedings in China may be protracted and may result in substantial cost and diversion of resources and management attention, negative publicity, damage to our reputation and viability of our business plans.

We have limited insurance coverage options in China.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited commercial insurance products for the travel market sector or only offer them on unattractive terms. We have determined that balancing the risks of disruption or product liability or the risk of loss or damage to our property on the one hand, the cost of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms on the other hand, it is not commercially feasible for us to have such insurance. The occurrence of certain incidents including fire, severe weather, earthquake, war, floods, power outages, windstorms and the consequences resulting from them are not covered at all by insurance policies.

PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries.

We may make loans to our future PRC subsidiaries. Any investments in or foreign loans to our PRC subsidiaries are subject to approval by or registration with relevant governmental authorities in China. We may also decide to finance our subsidiaries by means of capital contributions. According to the relevant PRC regulations on foreign-invested enterprises in China, depending on the total amount of investment and the industries of the investment, capital contributions to our PRC operating subsidiaries may be subject to the approval of the PRC Ministry of Commerce, or MOFCOM, or its local branches. We may not obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

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Fluctuations in the value of the Renminbi may have a material and adverse effect on your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. The conversion of Renminbi into foreign currencies, including the U.S. dollar, has historically been set by the People’s Bank of China. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy caused the Renminbi to appreciate more than 20% against the U.S. dollar over the following three years. Since reaching a high against the U.S. dollar in July 2008, however, the Renminbi has traded within a narrow band against the U.S. dollar, remaining within 1% of its July 2008 high but never exceeding it. As a consequence, the Renminbi has fluctuated sharply since July 2008 against other freely traded currencies, in tandem with the U.S. dollar. In June 2010, the PRC government indicated that it would again make the foreign exchange rate of the Renminbi more flexible, which increases the possibility of sharp fluctuations in Renminbi’s value in the future as well as the unpredictability associated with Renminbi’s exchange rate. It is difficult to predict how long the current situation may last and when and how it may change again.

There remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against foreign currencies. Our revenues and costs are mostly denominated in the Renminbi, and a significant portion of our financial assets are also denominated in the Renminbi. As we rely entirely on dividends paid to us by our subsidiaries, any significant revaluation of the Renminbi may have a material and adverse effect on our revenues and financial condition, and the value of, and any dividends payable on, our ordinary shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would reduce the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making dividend payments on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would reduce the U.S. dollar amount available to us. Any fluctuations in the exchange rate between the Renminbi and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes. The current economic dispute between China and the United States has resulted in a loss in the value of the Renminbi against the U.S. dollar for example thus illustrating the short term risk indicated above.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive most of our revenues in Renminbi. Under our current corporate structure, our company may rely on dividend payments from our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedural requirements. But approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. This could affect the ability of our PRC subsidiaries to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our shares.

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Uncertainties with respect to the Chinese legal system could have a material and adverse effect on us.

The PRC legal system is based on written statutes. Unlike under common law systems, decided legal cases have little value as precedents in subsequent legal proceedings. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, and forms of foreign investment, including wholly foreign-owned enterprises and joint ventures, in particular. These laws, regulations and legal requirements are often changing, and their interpretation and enforcement involve significant uncertainties that could limit the reliability of the legal protections available to us. We cannot predict the effects of future developments in the PRC legal system. We may be required in the future to procure additional permits, authorizations and approvals for our existing and future operations, which may not be obtainable in a timely fashion or at all. An inability to obtain such permits or authorizations may have a material and adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of the effective notice of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

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SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of a total 330,337 shares of our common stock held by the selling stockholders as of March 6, 2020. The shares were issued to the 30 selling shareholders as founders for services provided to the company as it relates to the development of the e-platform, at no par value and we are registering these 330,337 shares for them pursuant to the exemption from registration under Regulation S under the Securities Act. The percentages below are calculated based on 101,740,666 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

	Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder[2]	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding[1]
1.	Fan Xiangning	26,667	26,667	*	0
2.	Zhan hongbin	26,667	26,667	*	0
3.	Hu Bo	26,667	26,667	*	0
4.	Dai Yuzhen	26,667	26,667	*	0
5.	Deng Tao	26,667	26,667	*	0
6.	Jin Xuening	26,667	26,667	*	0
7.	Fu Jing	26,667	26,667	*	0
8.	Fu Dehua	1,667	1,667	*	0
9.	Fan Linyong	1,667	1,667	*	0
10.	Yang Shengxian	1,667	1,667	*	0
11.	Ji Huaifeng	20,000	20,000	*	0
12.	Zhuang Zhenwei	1,667	1,667	*	0
13.	Feng Bijiao	20,000	20,000	*	0
14.	Jiang Lina	5,000	5,000	*	0
15.	Li Pijun	10,000	10,000	*	0
16.	Yu Wenwen	10,000	10,000	*	0
17.	Zhang Hefeng	10,000	10,000	*	0
18.	Jiang Tingting	10,000	10,000	*	0
19.	Yu Ying	10,000	10,000	*	0
20.	Deng Liangpeng	10,000	10,000	*	0
21.	Li Hongzhen	10,000	10,000	*	0
22.	Dai Wenxin	10,000	10,000	*	0
23.	Wang Jun	1,000	1,000	*	0
24.	Liu Yamei	1,000	1,000	*	0
25.	Cai Yaxuan	1,000	1,000	*	0
26.	Liu Shanshan	1,000	1,000	*	0
27.	Xie Zhongyi	1,000	1,000	*	0
28.	Ren Lijie	1,000	1,000	*	0
29.	Chen Junlei	1,000	1,000	*	0
30.	Luan Jiandong	5,000	5,000	*	0

_______

* Less than 1%

1) Assumes all of the shares of common stock offered are sold and, 101,740,666 common shares are issued and outstanding as of March 6, 2020.

2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

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PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $3.00 per share. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $3.00 for the duration of the offering.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who will be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at fixed prices of $3.00 for the duration of the offering. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales;
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
•	through direct sales to purchasers or sales effected through agents;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
•	any combination of the foregoing;

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of unlimited shares of common stock, no par value $0.000 per share and 0 (zero) shares of preferred stock.

The following summary of the material provisions of our common stock and Articles of Incorporation is qualified by reference to the provisions of our Articles of Incorporation included as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. Holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company. The company can issue shares at any time, without a shareholder meeting or shareholder consent. The company may at anytime, increase the number of shares, split their shares, forward or reverse, as well as change their name without a shareholders meeting consistent with the provisions of the Wyoming Business Corporations Act. The company may amend the articles of incorporation at any time, by the way of board resolution, without a shareholders meeting consistent with the provisions of the Wyoming Business Corporations Act. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Articles of Incorporation do not authorize the issuance of Preferred Stock.

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Cash Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors, and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Limited Liability and Indemnification. Our Articles of Incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Wyoming law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by Wyoming law, including in circumstances in which indemnification is otherwise discretionary under Wyoming law.

Under Wyoming law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith;

•

reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the Company, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (March 28, 2019) through December 31, 2019 are included in this Prospectus. TAAD, LLP. has audited our December 31, 2019, financial statements. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

US Attorney, Thomas Easton Esq., has issued an opinion letter that the IPO Shares have been duly authorized and when issued and paid for as described in the Registration Statement and IPO Prospectus, will be, validly issued, fully paid and non-assessable.

INFORMATION WITH RESPECT TO THE REGISTRANT

Business Development

WeTrade Group Inc. (“we,” “our,” “us,” the “Company”) was incorporated in the State of Wyoming on March 28, 2019, and our fiscal year end is December 31. The Company’s administrative address is 745 Silver St., La Jolla, CA, 92037 . Our telephone number is 1-888-512-5554. Its website is http://www.wetradegroup.net/.

We have minimal revenues and limited cash on hand. We have sustained losses since inception and have relied solely upon the sale of our securities for funding. We have never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.

Principal Products, Services and Their Markets

WeTrade Group Inc. is currently developing a business plan for an online membership-based e-commerce platform business in China that provide a unique and aggregate information on hotels, flights, travelling packages and other travelling products that enable customers to make informed and cost-effective hotel, flight and other travelling packages bookings. In addition, the company intends to incorporate in its business plan advanced technologies including big data (voluminous data sets that can be harvested or rented) and artificial intelligence (multi variate quantitative analysis using algorithms) to optimize user experience and incentivize members to promote platform as well as share products with their social contacts.

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Distribution Methods

Potential customers will find WeTrade Group primarily through an on-line campaign that will leverage our website that is currently in early development. On-line ads and marketing platforms such as Google Adwords and Facebook will be employed in our initial campaign. It is also anticipated that as our marketing takes hold and customers start to enjoy our services that a referral network will be created.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Research and Development Activities and Costs

There are no extra research or development costs as the principals are donating their time and energy in this start-up phase.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

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The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company’s actual results could differ materially from those discussed here.

Business Plan Outline

The Company’s overall mission is to become a sizeable social e-commerce social networking or micro-business platform in China. The company’s philosophy and purpose is to provide a competitive online booking services and travelling package to customers and cost advantages to the users and members. Depending on the rapid expansion of the number of users and the integration of quality products and services in the supply chain with a large number of orders, the retail industry can achieve very high cost-effective products, which can form spontaneous word-of-mouth publicity among people. Only high-quality companies and products can be presented in the eyes of users. Let the user’s identity is no longer just the purchaser, members are also merchants, disseminators, but also partners. Customers can gain profits by sharing products, inviting registration and other methods. In addition, the platform also provides members with high cost-effective products in terms of housing, travel and purchasing, so that customers can not only benefit, but also save money for their own use.

We are a social e-commerce platform, which is different from traditional e-commerce. We pay attention to the communication and connection between people. By binding the relationship between people, based on trust foundation, incentive mechanism and technology management, we enhance the integration of strong relationships between people. We stimulate the desire of consumption and create through social behavior such as recommendation and sharing. Desire for Consumption.

The consumer in China is facing higher cost of travelling products with limited channels and choices in the market. We are aiming to provide an intensive e-commerce platform with more choices and price advantages to the customers. The People’s Republic of China (PRC) is gradually catching up with rich economies and moving towards becoming a high-income economy. According to McKinsey & Co, by 2020 more than three-quarters of China’s urban consumers will earn RMB60,000 to RMB229,000 per year. That translate into nearly 400 million people who will be considered to fall into the middle-class category. Accordingly, the demand of travelling products and package is increasing over the years. Increasingly, China consumers are relying on online social media for getting information about new products and services. There are more than 300 million online users in PRC and still increasing over the years. Based on the above, our e-commerce platform services is “online booking platform” + “competitive travelling packages” will meet the needs of customers, especially to the middle-class income group and internet generation.

Our plan of operation for the next 12 months is as follows:

Business plan	Estimated cost	Expected timeframe
Website design and development of online service platform	$130,000	Completed in December 2019
Data mining and research to get necessary data on consumer travel bookings, accommodation bookings, platform preferences, demographics etc.	$20,000	Completed in February 2020
Advertising and marketing of company online service platform in wechat, weibo, China QQ social website and other social media popular in China,	$10,000	Target to commence in March 2020
Hiring of staff, including IT, online platform operator and marketing staff.	$50,000	Started to recruit since in January 2020
Launching and commencement of online service platform	$10,000	Officially commenced in February 2020
Members and users able to login and access the information in relation to the travelling packages, including accommodation, flight ticket and variety of travelling packages information	N/A	Expect in March 2020
Liaising and signed strategic co-operation agreement with the hotel, airline company and travel agency company in relation to the online booking services.	N/A	Between February 2020 to August 2020
Launching of online booking services system in Service platform. Members and users able to book the accommodation, flight ticket and travelling packaged via online booking system in “Online Service Platform”.	$20,000	Expect in April 2020

All funds necessary to carryout the aforementioned operations will need to be raised from this offering, otherwise will require the company directors to loan the company money to carryout the business plan.

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One huge advantage is that Internet logistics services in China are well-developed. We can deliver any goods accurately anywhere in the PRC within 48 hours. Furthermore, the e-commerce platform is not limited by geographically, which can be done it through internet in anywhere and anytime. The overall cost to set up the e-commerce platform is about US$130,000 but this can be accomplished in stages.

China has a huge population and high spending power. According to official statistics, China now has 1.395 billion people, of which under the second-tier cities are more than 80% of the total population. This will bring us tremendous business opportunities and future profits.

Our initial marketing target are under-served travelers in towns, villages and lesser cities throughout China. We plan to reach out to this market through social media such as WeChat, Weibo, China QQ social website and other social media popular in China as well as paid media publicity and offline activities like conferences, regional exhibitions, and roadshows. Our app once developed can be shared peer to peer and through social media to tremendous effect.

Our competitors in China are:

Pinduoduo™ which is an e-commerce platform allowing users to participate in group buying deals including travel.

JD.com which is China’s largest online retailer and its biggest overall retailer.

Taobao which is a Chinese online shopping website, headquartered in Hangzhou, and owned by Alibaba. It is one of the world’s biggest e-commerce websites.

Yunji Inc. is a leading social e-commerce platform in China that has pioneered a unique, membership-based model to leverage the power of social interactions. The Company’s e-commerce platform offers high-quality products at attractive prices across a wide variety of categories catering to the day-to-day needs of Chinese consumers. In addition, the Company uses advanced technologies including big data and artificial intelligence to optimize user experience and incentivize members to promote the platform as well as share products with their social contacts.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital and/or generate sufficient revenues to pay for our expenses. Accordingly, we are attempting to raise sufficient capital from sources. Our only other source for cash at this time is investments by others and loans from our officers and directors. We must raise cash or increase our revenues to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

WeTrade Group Inc. is an early stage company that has limited operations, no revenue, limited financial backing and limited assets.

In terms of staging, as the Company goes through its regulatory SEC approvals, we will finalize our core brand and logo, as well as finish the development of a commercial website at www.wetrade.net and begin development of our e-commerce platform.

Our priorities during the next 12 month period are as follows in order of priority:

Fully develop our website, e-commerce platform and app.

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Develop our chain of supply and establish contracts with vendors and third parties.

Establish a strong presence on social media in a pre-launch mode.

Promote our services in a membership drive launch.

Employees

We have no employees. Initially, our officers and directors furnish their time to the development of the Company at no cost. We do not foresee hiring any employees in the near future. We will engage independent contractors to help design and develop our website and marketing efforts.

Reports to Security Holders

Once this Offering is declared effective, we will voluntarily make available an annual report including audited financials on Form 10-K to security holders. We will file the necessary reports with the SEC pursuant to the Exchange Act, including, but not limited to, current reports on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports and other electronic information regarding the Company and filed with the SEC at http://www.sec.gov.

Description of Property

Our principal business and corporate address is No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City, People Republic of China ; our telephone number is +8610-85788631. Our facilities are provided by our management on a rent-free basis. We have no intention of finding, in the near future, other facilities during our development stage.

We do not, currently, have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

Market Price of and Dividends of the Registrant’s Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock. Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the OTCQB.

Holders of Our Common Stock

As of the date of this Prospectus, we have 48 stockholders.

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Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on its common stock at any time in the foreseeable future. The Company’s board of directors, currently, plans to retain earnings for the development and expansion of the Company’s business. Any future determination as to the payment of dividends will be at the discretion of the board of directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equaled 10,000,000 shares as of June 30, 2019, or

•	the average weekly trading volume of our common stock on the OTCQB during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. An investor may be charged a fee to obtain the necessary legal opinions for resale under Rule 144.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Transfer Agent

Globex Transfer LLC is the stock transfer agent for our securities.

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Financial Statements and Selected Financial Data

The following financial information summarizes the more complete historical financial information included in this Prospectus.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and board of directors of

WeTrade Group Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheet of WeTrade Group Inc. (the “Company”) as of December 31, 2019, and the related statement of operations, stockholders’ deficit, and cash flows for the period from March 28, 2019 (inception) to December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of their operations and their cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2019.

Diamond Bar, California

March 6, 2020

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WETRADE GROUP INC

CONSOLIDATED BALANCE SHEETS

As of December 31

2019

ASSETS
Current Assets:
Cash	$6,591,128

Total Current Assets	6,591,128

Total Assets:	6,591,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	32,000
Amount due to related parties	1,754,515
-
Total Current Liabilities	1,786,515
Total Liabilities	1,786,515

Stockholders’ Equity:
Common Stock; $0.00 per share par value; 100,074,000 issued and outstanding at December 31, 2019	-
Additional Paid in Capital	220,020
Share to be issued	5,000,000
Accumulated Deficit	(417,407)
Total Stockholders’ Equity	4,804,613

Total Liabilities and Stockholders’ Equity	$6,591,128

The accompanying notes are an integral part of these financial statements.

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WETRADE GROUP INC

Consolidated Statements of Operations

Year Ended December 31,

2019

Revenue	$-

Operating expenses	417,407

Loss on operations before income taxes	(417,407)

Income tax expense	-

Net Loss	(417,407)

Net loss per share - basic and diluted	$(0.00)

Weighted average shares - basic and diluted	100,024,667

The accompanying notes are an integral part of these financial statements.

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WETRADE GROUP INC

Statements of Changes in Stockholders’ Equity

Year Ended December 2019

	Common Stock		Additional Paid in	Share to be	Retained Earnings (Accumulated	Total Shareholder
	Shares	Amount	Capital	issued	Deficit)	(Deficit)
Balance as of March 28, 2019 (Inception)	100,000,000	$-	$-	$	$-	$-
Stock issued in September, 2019	74,000	-	222,020	-	-	222,020
Stock to be issued		-	-	5,000,000	-	5,000,000
Net Loss for the period	-	-	-	-	$(417,407)	$(417,407)
Balance as of December 31, 2019	100,074,000	$-	$222,020	5,000,000	$(417,407)	$4,804,613

The accompanying notes are an integral part of these financial statements.

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WETRADE GROUP INC

STATEMENTS OF CASH FLOWS

Year Ended December 31, 2019

From the period March 28, 2019 (Inception) to December 31, 2019
Cash Flows from Operating Activities:
Net Loss	$(417,407)
Changes in Operating Assets and Liabilities:
Amount due to related parties	254,515
Accrued expense	32,000
Net Cash Flows used in operating activities:	(130,892)

Cash flow from financing activities:
Share issued for cash	222,020
Share to be issued	5,000,000
Related party loan	1,500,000
Net cash provided by financing activities:	6,722,020

Change in Cash and Cash Equivalents:	6,591,128

Cash and Cash Equivalents, Beginning of Period	-

Cash and Cash Equivalents, End of Period	$6,591,128

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for taxes	-

The accompanying notes are an integral part of these financial statements.

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WeTrade Group Inc

Notes to Financial Statements

December 31, 2019

NOTE 1. NATURE OF BUSINESS

Organization

WeTrade Group Inc. was incorporated in the State of Wyoming on March 28, 2019. WeTrade Group Inc. is in the business of providing an online membership-based e-commerce platform services in China that will provide a unique and aggregate information on hotels, flights, travelling packages and other travelling products that enable customers to make informed and cost-effective hotel, flight and other travelling packages bookings. In addition, the company intends to incorporate into its business plan advanced technologies including big data and artificial intelligence to optimize user experience and incentivize members to promote platform as well as share products with their social contacts. The Company e-commerce platform is currently in operation and its website is www.wetradegroup.net.

Currently, the Company owns 100% of UTour Pte. Ltd, a Singapore business company incorporated on March 23, 2018. On December 12 ,2019, the Company acquired 100% of WeTrade Information Technology Limited, a Hong Kong holding company incorporate on September 4, 2019 from our CFO, Mr. Che Kean Tat at nominal consideration. WeTrade Information Technology Limited owns 100% of Yueshang Information Technology (Beijing) Limited, a China WOFE company incorporated on September 4, 2019. The purpose of the acquisition was to enable the company to conduct future operations in China.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

As of December 31, 2019, the details of the consolidating subsidiaries are as follows:

	Place of	Attributable
Name of Company	incorporation	equity interest %
Utour Pte Ltd	Singapore	100%

WeTrade Information Technology Limited (“WITL”)	Hong Kong	100%

Yueshang Information Technology (Beijing) Co., Ltd. (“YITB”)	P.R.C.	100%

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates used in preparing the financial statements are reasonable and prudent; however, actual results could differ from these estimates.

Fair Value

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

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The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying unaudited condensed consolidated balance sheets for cash and cash equivalents approximate their fair value. All of the Company’s cash that is held in bank accounts in Singapore and PRC is not protected by Federal Deposit Insurance Corporation (“FDIC”) insurance or any other similar insurance in the PRC, or Singapore.

Foreign Currency

The Company’s principal country of operations is the PRC. The accompanying consolidated financial statements are presented in US$. The functional currency of the Company is US$, and the functional currency of the Company’s subsidiaries is RMB. The consolidated financial statements are translated into US$ from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The resulting translation adjustments are recorded as a component of shareholders’ equity included in other comprehensive income. Gains and losses from foreign currency transactions are included in profit or loss. There were no gains and losses from foreign currency transactions from the inception to December 31, 2019.

	As of December 31, 2019	Average of Year Ended December 31, 2019
RMB: US$ exchange rate	6.96	7.01
SGD: US$ exchange rate	1.35	1.35

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Income Tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

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ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company has a subsidiary in Singapore and PRC. The Company is subject to tax in Singapore and PRC jurisdictions. As a result of its future business activities, the Company will be required to file tax returns that are subject to examination by the Inland Revenue Authority of Singapore and Tax Department of PRC.

Capital Structure

The Company currently has unlimited authorized shares of $0.00 par value common stock, with 100,074,000 shares issued and outstanding as of December 31, 2019.

Earnings (loss) per share

Basic net income (loss) per share of common stock attributable to common stockholders is calculated by dividing net income (loss) attributable to common stockholders by the weighted-average shares of common stock outstanding for the period. Potentially dilutive shares, which are based on the weighted-average shares of common stock underlying outstanding stock-based awards, warrants, options, or convertible debt using the treasury stock method or the if-converted method, as applicable, are included when calculating diluted net income (loss) per share of common stock attributable to common stockholders when their effect is dilutive.

Potential dilutive securities are excluded from the calculation of diluted EPS in loss periods as their effect would be anti-dilutive.

As of December 31, 2019, there were potentially dilutive shares.

2019
Statement of Operations Summary Information:
Net loss	$(417,407)
Weighted-average common shares outstanding - basic and diluted	100,024,667
Net loss per share, basic and diluted	$0.00

NOTE 3 – CASH

Cash consist of the following:

As of December 31, 2019

Bank Deposits-China	$5,000,014
Bank Deposits-Singapore	1,591,114
$6,591,128

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NOTE 4 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following:

As of December 31, 2019

Accrued audit fee	12,000
Accrued lawyer fee	20,000
$32,000

Accrued expenses includes audit and lawyers’ fees liabilities as of December 31, 2019.

NOTE 5 – AMOUNT DUE TO RELATED PARTIES

As of December 31, 2019, amount due to related parties consist of the following:

As of December 31, 2019

Related parties payable	254,515
Related party loan	1,500,000
$1,754,515

The related party balance of $1,754,515 represented an outstanding loan of $1,500,000 from the related company owned by Company’s director for the future business operation, and professional expenses paid on behalf by Director of $254,515 and which consist of $224,515 advance from Dai Zheng, $20,000 advance from Li Zhuo and $10,000 from Che Kean Tat. It is unsecured, interest-free with no fixed payment term, for loan purpose.

NOTE 6 – EQUITY

The company has an unlimited number of ordinary shares authorized, and has issued 100,074,000 shares with no par value as of December 31, 2019. The 100,000,0000 shares were issued as founders shares to thirty-three founders on March 28, 2019 and additional 74,000 shares were issued at $3 per share to thirteen new shareholders on September 3, 2019.

There are 1,666,666 shares to be issued at $3 per share to 2 new shareholder in February 2020.

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NOTE 7. OPERATING EXPENSES

The company has no employees other than the directors, who did not receive any remuneration. The Company incurred $417,407 in start-up fees, incorporation fees, legal fees and audit fees from inception period (March 28, 2019) to December 31, 2019. The operating expenses of $254,515 were paid by Directors of the company and $32,000 is still accrued as of December 31, 2019.

NOTE 8 – INCOME TAXES

The Company is subject to U.S. Federal tax laws. The Company has not recognized an income tax benefit for its operating losses in the United States because the Company does not expect to commence active operations in the United States.

UTour Pte Ltd was incorporated in Singapore and is subject to Singapore profits tax at a tax rate of 17%. Since UTour Pte Ltd had no taxable income during the reporting period, it has not paid Singapore profits taxes. UTour has not recognized an income tax benefit for its operating losses in Singapore because the Company does not expect to commence active operations in Singapore.

WeTrade Information Technology Limited (“WITL”) was incorporated in Hong Kong and is subject to Hong Kong profits tax at a tax rate of 16.5%. Since WITL had no taxable income during the reporting period, it has not paid Hong Kong profits taxes. WITL has not recognized an income tax benefit for its operating losses in Hong Kong because the Company does not expect to commence active operations in Hong Kong.

The Company plans to conduct its major operations in the PRC through Yueshang Information Technology (Beijing) Co., Ltd., and in accordance with the relevant tax laws and regulations. The corporate income tax rate in China is 25%. The Company has not paid PRC profits taxes, since it had no taxable income during the reporting period.

The Company is incorporated in United States, and is subject to corporate income tax rate of 21%. As of December 31, 2019, the Company has net operating losses from operations. The carry forwards expire through the year 2039. The Company’s net operating loss carry forward may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code. A valuation allowance has been applied due to the uncertainty of realization.

The deferred tax asset as of December 31, 2019 consisted of the following:

2019
Net operating loss carryforwards	$87,700
Less valuation allowance	(87,700)

NOTE 9 – SUBSEQUENT EVENTS

The Company issued additional 1,666,666 shares of common stock at the price of $3 per share to 2 new shareholders in February 2020. As of March 6, 2020, there were 101,740,666 shares of common stock outstanding.

The Company have settled related party loan of $650,000 and $710,000 in January 21, 2020 and March 2, 2020 respectively. As of March 6, 2020, there were $140,000 of related party loan that are due to the company owned by Mr. Dai, the Chairman of the Board.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this Prospectus beginning on page F-1.

Results of Operations

The following chart provides a summary of our results of operations for the period from inception (March 28, 2019) through period ended December 31, 2019 and should be read in conjunction with the financial statements and notes thereto.

For the period from inception (March 28, 2019) to period ended December 31, 2019	2019
Total operating expenses	417,407
Loss from operations	(417,407)
Income tax	-
Net loss	$(417,407)
Basic net loss per share	$(0.00)

From inception (March 28, 2019) through period ended December 31, 2019, we had no revenues and no operations and net loss were $417,407, which consist of software, startup fees, incorporation fees, audit fee and lawyers review fees from the periodic filings with the SEC.

Operating activities

Our continuing operating activities used cash of $130,892 for the fiscal years ended December 31, 2019, which were mainly due to amount due to Director and related parties during the year.

Financing activities

Cash provided in our financing activities was $6,722,020 for the period from March 28, 2019 (Inception) December 31, 2019, which is mainly due to additional 74,000 shares issued to new 13 shareholders in September 2019 and 1,666,666 shares to be issued to new 2 shareholders in December 2019.

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Liquidity and Capital Resources

The following chart provides a summary of our balance sheets on for the fiscal years ended December 31, 2019, it should be read in conjunction with the financial statements, and notes thereto.

Year ended December 31	2019
Cash and cash equivalents	$6,591,128
Total assets	$6,591,128
Accounts payable and accrued expenses	$32,000
Related party payable	$254,515
Related party loan	$1,500,000
Total current liabilities	$1,786,515
Total liabilities	$1,786,515
Accumulated deficit	$(417,407)
Total stockholders’ deficit	$4,804,613

As of December 31, 2019, we had assets of $6,591,128, which consisted of $6,591,128 in cash; we had liabilities of $1,786,515, which consisted of $32,000 in accounts payable, $254,515 in related party payables and $1,500,000 in related party loan; we had an accumulated deficit of $417,407.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Those estimates and judgments will, also, affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

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Directors and Executive Officers

Each of our directors is elected by our stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by our board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position
Zheng, Dai No 1 Gaobeidian South Coast, Yi An Men 111, Block 37, Chao Yang District, Beijing City, PRC.	44	President, Chief Executive Officer (CEO) and Director
Zhuo, Li Unit 1201, Building 1, Luyuan Shanghe Village, Haidian, Beijing, PRC.	30	Chief Operating Officer and Director
Kean Tat, Che 20C Tower 2 Grand Promenade, 38 Taikong Road, Sai Wan Ho, Hong Kong.	36	Secretary and Director

Zheng, Dai has held the positions of director, President and CEO since March 28, 2019. Zhuo, Li has held the position of director and COO since March 28, 2019. Kean Tat Che has held the position of director and CFO since March 28, 2019.The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders. The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934.

Background Information about Our Officers and Directors

Zheng, Dai

Zheng, Dai , age 44, has over 20 years of experience in the e-commerce and information technology industry.

Mr. Dai is a graduate of Fuzhou Finance University in PRC and majored in Finance and Economics in 1998. Mr. Dai began his career in internet and information technology industry in 1998. From 2000 to 2004, he served as Chief Technology Officer (“CTO”) for China Interaction Media Group, responsible for the company's technology strategy and implementation. From 2006 to 2012, he was a co--founder and Vice President of Qunar Cayman Islands Limited (stock code: QUNR)listed in NASDAQ, mainly responsible for IT governance of platform & services, including telecommunications, networks, infrastructure, engineering, media, and architecture. From 2014 to to 2019, he was founder and CEO of Juesheng Education Technology Group Co.,Ltd an online education service company. From 2019 to present, he is founder and chairman of Global Joytrip Limited, an online service platform company that provide comprehensive information of Leisure and traveling. Mr. Dai’s prime duty for the Company will be to leverage his existing industry connections to assist in the implementation of the business plan related to the online traveling services platform. Mr. Dai controls almost 88% of the issued shares through his 100% controlled affiliate AiShangYou Limited.

Zhuo, Li

Zhuo, Li, age 30, is a graduate from Beijing Commercial University in PRC and majored in Economics in 2011. He has over 10 years of experience in investment and financing industry. From 2011 to present, He is the founder and Chairman of Lixingde Capital Group, an asset management company that responsible for the corporate fund raising, financial advisory and wealth management. In his current role, Mr. Li is tasked with seeking potential investors and funding for the company future’s acquisition and development.

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Kean Tat, Che

Kean Tat, Che, age 36, is a graduate from University of Adelaide in Australia and majored in Accounting and Finance in 2005. He is a member of CPA Australia and has over 15 years of experience in accounting, auditing, corporate finance and IPO advisory. In 2006, he started his career as auditor with Ernst & Young LLP and left the firm in 2009. From 2009 to 2012, he worked as Corporate Finance Manager with ICH Group, which involved in several IPO in Singapore and Hong Kong. In 2013, he served as Vice President in Auscar Wealth Management Sdn Bhd, responsible for the corporate finance, fund raising, merger and acquisition. From 2019 to present, he is working as Group CFO in Nova Group Hodings (stock code:1360) listed on HK stock exchange, responsible for the group financial affairs, corporate financial activities, merger & acquisition and corporate restructurings. In his current role, Mr Che is tasked with the corporate affairs and potential merge and acquisition.

No executive officer or director of the Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the Company is the subject of any pending legal proceedings.

Indebtedness of Directors and Executive Officers

None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

Our directors and officers do not have any family relationship between each other.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against such person related to such person’s involvement in any type of business, securities, or banking activity.

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Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director. Thus, there is a potential conflict of interest, in that our officers and directors have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a financial expert on our board of directors.

Executive Compensation

We began our business in March 2019. No salaries have been paid by us at any time through March 19, 2020. We have not entered into any employment agreements with our officers or directors.

Employment Contracts

There is no employment contract with either Mr. Zheng, Dai, Zhuo, Li or Mr. Kean Tat, Che at this time, nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future. Our board of directors will determine future compensation, and, as appropriate, employment agreements.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

No Compensation to Directors

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director. Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business. Our board of directors may award special remuneration to any director undertaking any special products on our behalf, other than products ordinarily required of a director.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation table.

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Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation table.

Long-Term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and compensation committee. The audit committee will review the results and scope of the audit and other products provided by the independent auditors and review and evaluate our system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers. No final determination has yet been made as to the membership of these committees or when we will have sufficient members and resources to establish those committees.

Directors Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders, until her or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Wyoming law. Our officers are appointed by our board of directors and hold office until removed by our board of directors or until their resignation.

Directors Independence

Our board of directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of her or her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. If our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned on March 19, 2020, by:

•	each person who is known by us to beneficially own 5% or more of our common stock,

•	each of our directors and officers, and

•	all of our directors and officers as a group.

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)

Common Stock	AiShangYou Limited (100% controlled by Dai Zheng) Sertus Chambers, P.O. Box 905, Quatisky Building, Road Town, Tortola, British Virgin Islands.	87,669,667	87.17%

Common Stock	Li Zhuo Unit 1201, Building 1, Luyuan Shanghe Village, Haidian, Beijing.	6,000,000	5.89%

Common Stock	Che Kean Tat 20C Tower 2 Grand Promenade, 38 Taikong Road, Sai Wan Ho, Hong Kong.	6,000,000	5.89%

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

(1)

The persons named above may be deemed to be a “parent” and “promoter” of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)	Each shareholder owns his or her shares directly.

Transactions with Related Persons, Promoters and Certain Control Persons

As of December 31, 2019, Global Joy Trip and Tech Inc., a company owned by Dai Zheng, agreed to loan the Company $1,500,000 for the purposes of the Company setting up future operations in Singapore.

Since then the Company has decided not to proceed operations in Singapore at this time.

The Company has made re-payments of $650,000 on January 21, 2020 and $710,000 on March 2, 2020 Global Joy Trip and Tech Inc. As of March 19, 2020 $140,000 of the loan still remains due to Global Joy Trip and Tech Inc.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On September 3, 2019, our company issued a total 74,000 shares at $3 each to non-US. Persons outside the United States. On December 26, 2019, our company issued a total 1,666,666 shares at $3 each to non-US. Persons outside the United States. The securities were issued to the pursuant to the Regulation S exclusion from Section 5 of the Securities Act of 1933.

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EXHIBITS

The following exhibits are filed herewith or incorporated by reference to exhibits previously filed with the SEC.

3.1.	Company Articles

3.2.	Company Bylaws

5.	Attorney Opinion of Thomas Easton, Esq. on Legality of Offering and included Consent

23.1.	Consent of Auditor

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on March 20, 2020.

WETRADE GROUP INC.

By:	/s/ Dai Zheng
Dai Zheng Director/CEO

By:	/s/ Li Zhou
Li Zhou/Director/COO

By:	/s/ Kean Tat Che
Kean Tat Che/Director/CFO

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Dai Zheng
Dai Zheng Director/CEO March 20, 2020 Date

By:	/s/ Li Zhou
Li Zhou/Director/COO March 20, 2020 Date

By:	/s/ Kean Tat Che
Kean Tat/Director/CFO March 20, 2020 Date

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